EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Hewitt Associates, Inc. for the registration of shares of its Class A Common Stock, of our report dated October 29, 2003 with respect to the consolidated financial statements of Hewitt Associates, Inc. and subsidiaries, included in the Annual Report on Form 10-K for the year ended September 30, 2003.

/s/    ERNST & YOUNG LLP

Chicago, Illinois

April 12, 2004